Exhibit 99.1

For further information:
David B. Ramaker, CEO
Dennis L. Klaeser, CFO
989-839-5350

Chemical Financial Corporation Reports 2016 Third Quarter Operating Results
MIDLAND, MI, October 25, 2016 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2016 third quarter net income of $10.7 million, or $0.21 per diluted share, compared to 2016 second quarter net income of $25.7 million, or $0.67 per diluted share and 2015 third quarter net income of $24.5 million, or $0.64 per diluted share. Net income was $59.7 million, or $1.40 per diluted share, for the nine months ended September 30, 2016, compared to $61.3 million, or $1.72 per diluted share, for the nine months ended September 30, 2015. The decrease in net income in the third quarter of 2016, compared to both the second quarter of 2016 and the third quarter of 2015, was driven by significant merger-related expenses incurred during the third quarter of 2016 resulting from completion of the Corporation's merger with Talmer Bancorp, Inc. ("Talmer").
As previously reported, the Corporation completed its merger with Talmer on August 31, 2016. Accordingly, the results of Talmer's operations are included in the Corporation's operations since the merger date. Talmer Bank and Trust will be operated as a separate subsidiary of the Corporation until its planned consolidation with and into Chemical Bank in the fourth quarter of 2016. The Corporation's total assets increased $7.9 billion in the third quarter of 2016 to $17.4 billion as of September 30, 2016 primarily due to the addition of $7.7 billion in assets added as a result of the merger with Talmer.
Excluding merger and transaction-related expenses ("transaction expenses"), net income in the third quarter of 2016 was $35.9 million, or $0.72 per diluted share, compared to $27.7 million, or $0.72 per diluted share, in the second quarter of 2016 and $25.1 million, or $0.65 per diluted share, in the third quarter of 2015.(1) Transaction expenses were $37.5 million in the third quarter of 2016, compared to $3.1 million in the second quarter of 2016 and $0.9 million in the third quarter of 2015. Net income, excluding transaction expenses, was $88.5 million, or $2.09 per diluted share, for the nine months ended September 30, 2016, compared to $65.5 million, or $1.84 per diluted share, for the nine months ended September 30, 2015. Transaction expenses were $43.1 million for the nine months ended September 30, 2016, compared to $5.7 million for the nine months ended September 30, 2015.
"Our third quarter 2016 financial results reflect not only the exceptional potential of Chemical Financial Corporation, but also of the underlying strength of the predecessor institutions. Our key core performance metrics for the quarter were solid, despite reflecting only a single month of the combined entities’ operations and prior to realizing the majority of our anticipated costs savings associated with the planned consolidation of Talmer Bank and Trust into Chemical Bank," noted David B. Ramaker, Chief Executive Officer and President of Chemical Financial Corporation. "Our core banking businesses continue to perform well, with strong organic growth in both loans and customer deposits during the third quarter. Credit quality remains high and expense growth is muted."
"On August 31, 2016, we were pleased to welcome the Talmer Bancorp team to the Chemical Financial Corporation family, bringing the combined team to approximately 3,500 bankers committed to meeting the financial service needs of our customers and communities. While we are cognizant of the challenges presented by large scale systems integrations, we are reassured by the fact that both institutions bring extensive experience to the merger integration process. When the institutions are consolidated as planned in the fourth quarter of 2016, our combined Chemical Bank footprint will blanket Michigan and extend into Ohio and Indiana, with 255 banking offices serving nearly 550,000 households and businesses," added Ramaker.
"With total assets exceeding $17 billion, we believe we have the scale to address the ever increasing regulatory burden that financial service providers face, and that our community-driven, Midwest-focused institution will provide a compelling option for the residents and businesses in the markets we serve. We remain committed and confident in both completing the integration of Talmer Bank and Trust into Chemical Bank and in our ability to achieve market share gains as we move forward," Ramaker said.
The increase in net income, excluding transaction expenses, in the third quarter of 2016, compared to both the second quarter of 2016 and the third quarter of 2015, was primarily attributable to incremental earnings resulting from the

Talmer merger. The increase in net income for the first nine months of 2016, excluding transaction expenses, compared to the same period for 2015, was largely attributable to incremental earnings resulting from the merger with Talmer and the Corporation's acquisitions completed during 2015, in addition to an increase in net interest income resulting from organic loan growth.
The Corporation's return on average assets was 0.35% during the third quarter of 2016, compared to 1.11% in the second quarter of 2016 and 1.05% in the third quarter of 2015. The Corporation's return on average shareholders' equity was 2.7% in the third quarter of 2016, compared to 10.0% in the second quarter of 2016 and 9.8% in the third quarter of 2015. Excluding transaction expenses, the Corporation's return on average assets was 1.16% during the third quarter of 2016, compared to 1.19% in the second quarter of 2016 and 1.08% in the third quarter of 2015 and the Corporation's return on average shareholders' equity was 9.1% in the third quarter of 2016, compared to 10.8% in the second quarter of 2016 and 10.1% in the third quarter of 2015. (2)
Net interest income was $96.8 million in the third quarter of 2016, $19.3 million, or 25%, higher than the second quarter of 2016 and $23.2 million, or 32%, higher than the third quarter of 2015. The increase in net interest income in the third quarter of 2016, compared to both the second quarter of 2016 and the third quarter of 2015, was primarily attributable to loans acquired in the merger with Talmer, although also partially attributable to organic loan growth. The Corporation experienced organic loan growth of $186 million during the third quarter of 2016 and $617 million during the twelve months ended September 30, 2016. The Corporation's net interest income included $3.0 million of interest accretion on acquired loans in the third quarter of 2016, compared to $2.5 million in the second quarter of 2016 and $0.8 million in the third quarter of 2015.
The net interest margin (on a tax-equivalent basis) was 3.58% in the third quarter of 2016, compared to 3.70% in the second quarter of 2016 and 3.55% in the third quarter of 2015. (3) The decrease in the Corporation's net interest margin (on a tax-equivalent basis) in the third quarter of 2016, compared to the second quarter of 2016, was largely attributable to lower average yields on the Corporation's loan and investment securities portfolios resulting from the ongoing low interest rate environment, although also partially due to the impact from the Talmer merger. The average yield on the loan portfolio (on a tax-equivalent basis) was 4.12% in the third quarter of 2016, compared to 4.19% in the second quarter of 2016 and 4.15% in the third quarter of 2015. Interest accretion on acquired loans contributed 11 basis points to the Corporation's net interest margin (on a tax-equivalent basis) in both the third quarter of 2016 and the second quarter of 2016, compared to 4 basis points in the third quarter of 2015. Interest accretion on acquired loans comprised 13 basis points of the yield on the Corporation's loan portfolio in both the third quarter of 2016 and the second quarter of 2016, compared to 5 basis points in the third quarter of 2015. The average yield of the investment securities portfolio (on a tax-equivalent basis) was 2.28% in the third quarter of 2016, compared to 2.34% in the second quarter of 2016 and 2.08% in the third quarter of 2015. The Corporation's average cost of funds was 0.25% in the third quarter of 2016, compared to 0.27% in the second quarter of 2016 and 0.25% in the third quarter of 2015. The Corporation's cost of funds in the third quarter of 2016 was reduced by 4 basis points resulting from the acceleration of accretion of fair value adjustments on FHLB advances obtained in the merger with Talmer that matured during September 2016.
The provision for loan losses was $4.1 million in the third quarter of 2016, compared to $3.0 million in the second quarter of 2016 and $1.5 million in the third quarter of 2015. The increase in the provision for loan losses in the third quarter of 2016 was due to organic loan growth during the quarter. Net loan charge-offs were $1.8 million, or 0.08% of average loans, in the third quarter of 2016, compared to $1.8 million, or 0.10% of average loans, in the second quarter of 2016 and $0.8 million, or 0.05% of average loans, in the third quarter of 2015.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $61.7 million at September 30, 2016, compared to $62.0 million at June 30, 2016 and $81.2 million at September 30, 2015. Nonperforming loans comprised 0.48% of total loans at September 30, 2016, compared to 0.81% at June 30, 2016 and 1.13% at September 30, 2015. The decrease in the percentage of nonperforming loans to total loans at September 30, 2016 was primarily due to $4.9 billion of total loans added as a result of the merger with Talmer, as these loans are not classified as nonperforming after the merger date since they are recorded in loan pools at their estimated net realizable value in accordance with generally accepted accounting principles.

At September 30, 2016, the allowance for loan losses of the originated loan portfolio was $73.8 million, or 1.09% of originated loans, compared to $71.5 million, or 1.12% of originated loans, at June 30, 2016 and $75.6 million, or 1.33% of originated loans, at September 30, 2015. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 120% at September 30, 2016, compared to 115% at June 30, 2016 and 93% at September 30, 2015.
Noninterest income was $27.8 million in the third quarter of 2016, compared to $20.9 million in the second quarter of 2016 and $20.2 million in the third quarter of 2015. Noninterest income in the third quarter of 2016 was higher than the second quarter of 2016, due to a combination of incremental revenue resulting from the merger with Talmer, higher mortgage banking revenue and higher overdraft and seasonal ATM fee revenue for Chemical Bank. Mortgage banking revenue was $2.8 million higher in the third quarter of 2016, compared to the second quarter of 2016, due largely to to an increase in gains from the sales of residential mortgages resulting from the merger with Talmer.
Operating expenses were $106.1 million in the third quarter of 2016, compared to $59.1 million in the second quarter of 2016 and $58.3 million in the third quarter of 2015. Operating expenses included transaction expenses of $37.5 million in the third quarter of 2016, $3.1 million in the second quarter of 2016 and $0.9 million in the third quarter of 2015. Excluding these transaction expenses, operating expenses were $68.7 million in the third quarter of 2016, compared to $56.0 million in the second quarter of 2016 and $57.4 million in the third quarter of 2015. The increase in operating expenses in the third quarter of 2016, compared to both the second quarter of 2016 and the third quarter of 2015, was attributable to incremental expenses resulting from the merger with Talmer. Operating expenses in the third quarter of 2016 at Chemical Bank, excluding transaction expenses, were virtually unchanged compared to the second quarter of 2016.
The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The Corporation's efficiency ratio was 85.2% in the third quarter of 2016, compared to 60.1% in the second quarter of 2016 and 62.1% in the third quarter of 2015. The Corporation's adjusted efficiency ratio, which excludes certain items including transaction expenses, was 53.2% in the third quarter of 2016, compared to 54.6% in the second quarter of 2016 and 58.6% in the third quarter of 2015. (4)
Total assets were $17.38 billion at September 30, 2016, compared to $9.51 billion at June 30, 2016 and $9.26 billion at September 30, 2015. The increase in total assets during the three and twelve months ended September 30, 2016 was primarily attributable to the Talmer merger. As of the merger date, Talmer added total assets of $7.7 billion, including total loans of $4.9 billion and goodwill of $850 million. The increase in total assets during the twelve months ended September 30, 2016 was also attributable to loan growth that was funded by a combination of organic growth in customer deposits, an increase in FHLB advances and proceeds from maturing investment securities. Investment securities were $1.87 billion at September 30, 2016, compared to $1.01 billion at June 30, 2016 and $1.14 billion at September 30, 2015. The Corporation added $810 million of investment securities as part of the merger with Talmer.
Total loans were $12.72 billion at September 30, 2016, an increase of $5.07 billion, or 66%, from total loans of $7.65 billion at June 30, 2016 and an increase of $5.50 billion, or 76%, from total loans of $7.22 billion at September 30, 2015. As of the merger date, the Corporation added $4.88 billion of loans as part of the merger with Talmer. The Corporation also experienced organic loan growth of $186 million during the third quarter of 2016 and $617 million during the twelve months ended September 30, 2016.
Total deposits were $13.27 billion at September 30, 2016, compared to $7.46 billion at June 30, 2016 and $7.62 billion at September 30, 2015. As of the merger date, the Corporation added $5.34 billion of deposits as part of the merger with Talmer, including $403 million of brokered deposits. The Corporation also experienced organic growth in customer deposits of $571 million during the third quarter of 2016 and $477 million during the twelve months ended September 30, 2016, which was partially offset by decreases related to maturing brokered deposits of $101 million and $158 million during the three and twelve months ended September 30, 2016, respectively. The increase in deposits during the third quarter of 2016 was primarily due to a seasonal increase in municipal deposit accounts.

Securities sold under agreements to repurchase with customers were $327 million at September 30, 2016, compared to $256 million at June 30, 2016 and $330 million at September 30, 2015. Short-term borrowings were $400 million at September 30, 2016 and $300 million at June 30, 2016 (there were none at September 30, 2015) and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. Long-term borrowings were $677 million at September 30, 2016, compared to $372 million at June 30, 2016 and $248 million at September 30, 2015. The increase in long-term borrowings during the third quarter of 2016 was attributable to the merger with Talmer, including $284 million of long-term borrowings held by Talmer as of the merger date. In addition, the Corporation borrowed $125 million under a three-year credit facility to partially fund the cash portion of the merger consideration.
At September 30, 2016, the Corporation's tangible equity to tangible assets ratio and total risk-based capital ratio were 8.7% and 11.2% (estimated), respectively, compared to 8.2% and 11.4%, respectively, at June 30, 2016 and 7.8% and 11.6%, respectively, at September 30, 2015. (5) At September 30, 2016, the Corporation's book value was $36.37 per share, compared to $27.45 per share at June 30, 2016 and $26.18 per share at September 30, 2015. At September 30, 2016, the Corporation's tangible book value was $19.99 per share, compared to $19.68 per share at June 30, 2016 and $18.32 per share at September 30, 2015. (6)
(1) Net income, excluding transaction expenses, and diluted earnings per share, excluding transaction expenses, are non-GAAP financial measures. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measures.
(2) Return on average assets, excluding transaction expenses, and return on average shareholders’ equity, excluding transaction expenses, are non-GAAP financial measures. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measures.
(3) Net interest margin, on a tax equivalent basis, is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates” for a reconciliation of net interest income used to compute net interest margin on a tax equivalent basis to the most directly comparable GAAP financial measure.
(4) Adjusted efficiency ratio is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(5) Tangible equity to tangible assets ratio is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(6) Tangible book value per share is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
Conference Call Details
Chemical Financial Corporation will host a conference call to discuss its third quarter 2016 operating results on Wednesday, October 26, 2016, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-855-490-5692 and entering 716275 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
About Chemical Financial Corporation
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary banks, Chemical Bank and Talmer Bank and Trust, with 255 banking offices located primarily in Michigan, Northeast Ohio and other contiguous states. At September 30, 2016, the Corporation had total assets of $17.4 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbank.com.

Non-GAAP Financial Measures
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding transaction expenses, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity, operating expenses and the efficiency ratio. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
This press release also contains forward-looking statements regarding Chemical's outlook or expectations with respect to its merger with Talmer, including the benefits of the transaction, the expected costs to be incurred and cost savings to be realized in connection with the transaction, the expected impact of the transaction on Chemical's future financial performance, and consequences of the integration of Talmer into Chemical.
Risk factors relating both to the merger and the integration of Talmer into Chemical include, without limitation:

•
The anticipated benefits of the merger, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•
The integration of Talmer’s business and operations into Chemical, which will include conversion of Talmer’s operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Chemical's or Talmer’s existing businesses.

•
Chemical’s ability to achieve anticipated results from the merger is dependent on the state of the economic and financial markets going forward. Specifically, Chemical may incur more credit losses than expected and customer and employee attrition may be greater than expected.

•	The outcome of pending or threatened litigation, whether currently existing or commencing in the future, including litigation related to the merger.

•	The challenges of integrating, retaining and hiring key personnel.

•	Failure to attract new customers and retain existing customers in the manner anticipated.
In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2015. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015

Assets
Cash and cash equivalents:
Cash and cash due from banks	$286,351	$179,310	$194,136	$157,512
Interest-bearing deposits with the Federal Reserve Bank (FRB) and other banks and federal funds sold	270,216	53,650	44,653	134,025
Total cash and cash equivalents	556,567	232,960	238,789	291,537
Investment securities:
Available-for-sale	1,303,381	458,552	553,731	635,641
Held-to-maturity	563,721	552,828	509,971	501,083
Total investment securities	1,867,102	1,011,380	1,063,702	1,136,724
Loans held-for-sale	276,061	13,990	10,327	12,319
Loans:
Total loans	12,715,789	7,647,269	7,271,147	7,216,195
Allowance for loan losses	(73,775)	(71,506)	(73,328)	(75,626)
Net loans	12,642,014	7,575,763	7,197,819	7,140,569
Premises and equipment	144,165	102,709	106,317	110,670
Loan servicing rights	51,393	9,677	11,122	12,307
Goodwill	1,137,166	286,867	287,393	286,454
Other intangible assets	35,700	24,593	26,982	27,557
Interest receivable and other assets	673,469	256,233	246,346	246,417
Total Assets	$17,383,637	$9,514,172	$9,188,797	$9,264,554
Liabilities
Deposits:
Noninterest-bearing	$3,264,934	$2,007,629	$1,934,583	$1,875,636
Interest-bearing	10,007,928	5,457,017	5,522,184	5,739,575
Total deposits	13,272,862	7,464,646	7,456,767	7,615,211
Interest payable and other liabilities	143,708	71,417	76,466	72,568
Securities sold under agreements to repurchase with customers	326,789	256,213	297,199	330,016
Short-term borrowings	400,000	300,000	100,000	—
Long-term borrowings	676,612	371,597	242,391	248,396
Total liabilities	14,819,971	8,463,873	8,172,823	8,266,191
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	70,497	38,267	38,168	38,131
Additional paid-in capital	2,207,345	727,145	725,280	723,427
Retained earnings	310,966	310,585	281,558	265,991
Accumulated other comprehensive loss	(25,142)	(25,698)	(29,032)	(29,186)
Total shareholders' equity	2,563,666	1,050,299	1,015,974	998,363
Total Liabilities and Shareholders' Equity	$17,383,637	$9,514,172	$9,188,797	$9,264,554

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest Income
Interest and fees on loans	$97,103	$77,578	$73,809	$249,082	$196,519
Interest on investment securities:
Taxable	2,575	1,798	2,233	6,302	6,742
Tax-exempt	3,072	2,640	2,399	8,377	6,490
Dividends on nonmarketable equity securities	358	777	266	1,391	1,015
Interest on deposits with the FRB and other banks and federal funds sold	454	144	144	811	394
Total interest income	103,562	82,937	78,851	265,963	211,160
Interest Expense
Interest on deposits	5,836	4,260	4,304	14,155	11,286
Interest on short-term borrowings	459	226	144	785	343
Interest on long-term borrowings	458	956	786	2,389	999
Total interest expense	6,753	5,442	5,234	17,329	12,628
Net Interest Income	96,809	77,495	73,617	248,634	198,532
Provision for loan losses	4,103	3,000	1,500	8,603	4,500
Net interest income after provision for loan losses	92,706	74,495	72,117	240,031	194,032
Noninterest Income
Service charges and fees on deposit accounts	7,665	6,337	6,722	19,722	19,083
Wealth management revenue	5,584	5,782	4,725	16,567	15,401
Other charges and fees for customer services	7,410	6,463	6,818	20,265	19,324
Mortgage banking revenue	4,439	1,595	1,436	7,439	4,527
Gain on sale of investment securities	16	18	5	53	612
Other	2,656	702	509	4,040	1,217
Total noninterest income	27,770	20,897	20,215	68,086	60,164
Operating Expenses
Salaries, wages and employee benefits	40,565	33,127	33,985	107,582	94,949
Occupancy	5,462	5,514	4,781	15,881	13,593
Equipment and software	6,420	4,875	4,589	15,699	13,467
Merger and acquisition-related transaction expenses (transaction expenses)	37,470	3,054	900	43,118	5,719
Other	16,227	12,515	14,010	41,836	38,342
Total operating expenses	106,144	59,085	58,265	224,116	166,070
Income before income taxes	14,332	36,307	34,067	84,001	88,126
Income tax expense	3,600	10,600	9,600	24,300	26,800
Net Income	$10,732	$25,707	$24,467	$59,701	$61,326
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	49,107	38,258	38,123	41,881	35,384
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	49,631	38,600	38,393	42,319	35,630
Basic earnings per share	$0.22	$0.67	$0.64	$1.43	$1.73
Diluted earnings per share	0.21	0.67	0.64	1.40	1.72
Cash Dividends Declared Per Common Share	0.27	0.26	0.26	0.79	0.74
Key Ratios (annualized where applicable):
Return on average assets	0.35%	1.11%	1.05%	0.78%	0.99%
Return on average shareholders' equity	2.7%	10.0%	9.8%	6.6%	9.2%
Net interest margin (tax-equivalent basis)	3.58%	3.70%	3.55%	3.62%	3.56%
Efficiency ratio - adjusted	53.2%	54.6%	58.6%	54.9%	59.7%

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Summary of Operations
Interest income	$103,562	$82,937	$79,464	$80,629	$78,851	$69,679	$62,630
Interest expense	6,753	5,442	5,134	5,153	5,234	3,944	3,450
Net interest income	96,809	77,495	74,330	75,476	73,617	65,735	59,180
Provision for loan losses	4,103	3,000	1,500	2,000	1,500	1,500	1,500
Net interest income after provision for loan losses	92,706	74,495	72,830	73,476	72,117	64,235	57,680
Noninterest income	27,770	20,897	19,419	20,052	20,215	20,674	19,275
Operating expenses, excluding transaction expenses (non-GAAP)	68,674	56,031	56,293	55,739	57,365	53,328	49,658
Transaction expenses	37,470	3,054	2,594	2,085	900	3,457	1,362
Income before income taxes	14,332	36,307	33,362	35,704	34,067	28,124	25,935
Federal income tax expense	3,600	10,600	10,100	10,200	9,600	9,100	8,100
Net income	$10,732	$25,707	$23,262	$25,504	$24,467	$19,024	$17,835
Transaction expenses, net of tax	25,118	1,985	1,686	1,355	585	2,659	885
Net income, excluding transaction expenses	$35,850	$27,692	$24,948	$26,859	$25,052	$21,683	$18,720

Per Common Share Data
Net income:
Basic	$0.22	$0.67	$0.61	$0.67	$0.64	$0.54	$0.54
Diluted	0.21	0.67	0.60	0.66	0.64	0.54	0.54
Diluted, excluding transaction expenses	0.72	0.72	0.65	0.70	0.65	0.61	0.57
Cash dividends declared	0.27	0.26	0.26	0.26	0.26	0.24	0.24
Book value - period-end	36.37	27.45	26.99	26.62	26.18	25.74	24.68
Tangible book value - period-end	19.99	19.68	19.20	18.78	18.32	17.89	18.95
Market value - period-end	44.13	37.29	35.69	34.27	32.35	33.06	31.36

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.58%	3.70%	3.60%	3.64%	3.55%	3.59%	3.55%
Efficiency ratio - adjusted	53.2%	54.6%	57.6%	56.2%	58.6%	59.4%	61.5%
Return on average assets	0.35%	1.11%	1.01%	1.10%	1.05%	0.94%	0.98%
Return on average shareholders' equity	2.7%	10.0%	9.2%	10.1%	9.8%	8.6%	9.0%
Average shareholders' equity as a percent of average assets	12.7%	11.1%	11.0%	10.9%	10.7%	10.9%	10.8%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.7%	8.2%	8.2%	8.1%	7.8%	7.8%	8.5%
Total risk-based capital ratio (1)	11.2%	11.4%	11.5%	11.8%	11.6%	11.6%	13.0%
(1) Estimated at September 30, 2016.

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates (1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)

Assets
Interest-earning assets:
Loans (1)(2)	$9,470,650	$97,880	4.12%	$7,511,192	$78,295	4.19%	$7,135,013	$74,549	4.15%
Taxable investment securities	687,259	2,575	1.50	515,303	1,798	1.40	692,906	2,233	1.29
Tax-exempt investment securities (1)	592,747	4,721	3.19	484,271	4,061	3.35	448,214	3,690	3.29
Other interest-earning assets	57,756	358	2.47	43,615	777	7.16	36,142	266	2.92
Interest-bearing deposits with the FRB and other banks and federal funds sold	249,731	454	0.72	82,246	144	0.70	155,664	144	0.37
Total interest-earning assets	11,058,143	105,988	3.82	8,636,627	85,075	3.96	8,467,939	80,882	3.80
Less: allowance for loan losses	72,242			71,790			75,337
Other assets:
Cash and cash due from banks	194,171			148,034			174,816
Premises and equipment	116,944			104,488			112,252
Interest receivable and other assets	953,714			515,039			524,186
Total assets	$12,250,730			$9,332,398			$9,203,856
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,327,762	$961	0.16%	$1,892,512	$582	0.12%	$1,778,681	$436	0.10%
Savings deposits	2,512,620	749	0.12	2,073,412	476	0.09	2,033,613	389	0.08
Time deposits	2,186,781	4,126	0.75	1,582,467	3,202	0.81	1,728,725	3,479	0.80
Short-term borrowings	593,903	459	0.31	418,232	226	0.22	504,252	144	0.11
Long-term borrowings	494,810	458	0.37	281,327	956	1.37	188,673	786	1.65
Total interest-bearing liabilities	8,115,876	6,753	0.33	6,247,950	5,442	0.35	6,233,944	5,234	0.33
Noninterest-bearing deposits	2,456,469	—	—	1,979,423	—	—	1,911,537	—	—
Total deposits and borrowed funds	10,572,345	6,753	0.25	8,227,373	5,442	0.27	8,145,481	5,234	0.25
Interest payable and other liabilities	118,717			72,011			70,648
Shareholders' equity	1,559,668			1,033,014			987,727
Total liabilities and shareholders' equity	$12,250,730			$9,332,398			$9,203,856
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.49%			3.61%			3.47%
Net Interest Income (FTE)		$99,235			$79,633			$75,648
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.58%			3.70%			3.55%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$99,235			$79,633			$75,648
Adjustments for taxable equivalent interest (1):
Loans		(777)			(717)			(740)
Tax-exempt investment securities		(1,649)			(1,421)			(1,291)
Total taxable equivalent interest adjustments		(2,426)			(2,138)			(2,031)
Net interest income (GAAP)		$96,809			$77,495			$73,617
Net interest margin (GAAP)		3.49%			3.60%			3.46%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates (1) (Unaudited)
Chemical Financial Corporation

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets	(Dollars in thousands)
Interest-earning assets:
Loans (1)(2)	$8,098,796	$251,274	4.14%	$6,376,527	$198,436	4.16%
Taxable investment securities	586,066	6,302	1.43	708,618	6,742	1.27
Tax-exempt investment securities (1)	524,690	12,882	3.27	392,555	9,983	3.39
Other interest-earning assets	46,994	1,391	3.95	33,308	1,015	4.07
Interest-bearing deposits with the FRB and other banks and federal funds sold	156,640	811	0.69	135,795	394	0.39
Total interest-earning assets	9,413,186	272,660	3.87	7,646,803	216,570	3.78
Less: allowance for loan losses	72,525			75,430
Other assets:
Cash and cash due from banks	166,927			154,157
Premises and equipment	109,159			104,477
Interest receivable and other assets	665,185			417,347
Total assets	$10,281,932			$8,247,354
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,058,951	$2,011	0.13%	$1,609,323	$1,051	0.09%
Savings deposits	2,212,732	1,614	0.10	1,921,750	1,119	0.08
Time deposits	1,799,691	10,530	0.78	1,518,842	9,116	0.80
Short-term borrowings	454,456	785	0.23	415,160	343	0.11
Long-term borrowings	347,925	2,389	0.92	84,843	999	1.57
Total interest-bearing liabilities	6,873,755	17,329	0.34	5,549,918	12,628	0.30
Noninterest-bearing deposits	2,115,511	—	—	1,743,351	—	—
Total deposits and borrowed funds	8,989,266	17,329	0.26	7,293,269	12,628	0.23
Interest payable and other liabilities	87,829			62,060
Shareholders' equity	1,204,837			892,025
Total liabilities and shareholders' equity	$10,281,932			$8,247,354
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.53%			3.48%
Net Interest Income (FTE)		$255,331			$203,942
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.62%			3.56%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$255,331			$203,942
Adjustments for taxable equivalent interest (1):
Loans		(2,192)			(1,917)
Tax-exempt investment securities		(4,505)			(3,493)
Total taxable equivalent interest adjustments		(6,697)			(5,410)
Net interest income (GAAP)		$248,634			$198,532
Net interest margin (GAAP)		3.53%			3.47%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(In thousands)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Noninterest income
Service charges and fees on deposit accounts	$7,665	$6,337	$5,720	$6,398	$6,722	$6,445	$5,916
Wealth management revenue	5,584	5,782	5,201	5,151	4,725	5,605	5,071
Electronic banking fees	5,533	4,786	4,918	4,712	5,059	4,775	4,572
Mortgage banking revenue	4,439	1,595	1,405	1,606	1,436	1,688	1,403
Other fees for customer services	1,877	1,677	1,474	1,839	1,759	1,741	1,418
Other	2,672	720	701	346	514	420	895
Total noninterest income	$27,770	$20,897	$19,419	$20,052	$20,215	$20,674	$19,275

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Operating expenses
Salaries and wages	$33,841	$26,887	$26,743	$27,341	$27,872	$25,535	$23,741
Employee benefits	6,724	6,240	7,147	5,630	6,113	6,176	5,512
Occupancy	5,462	5,514	4,905	4,620	4,781	4,386	4,426
Equipment and software	6,420	4,875	4,404	5,102	4,589	4,480	4,398
Outside processing and service fees	5,365	4,833	3,711	3,576	4,146	3,926	3,558
FDIC insurance premiums	1,849	1,338	1,407	1,482	1,441	1,337	1,225
Professional fees	1,472	1,020	1,036	1,112	1,235	1,258	1,237
Intangible asset amortization	1,292	1,195	1,194	1,341	1,270	987	791
Credit-related expenses	(371)	(1,331)	30	600	90	(192)	133
Transaction expenses	37,470	3,054	2,594	2,085	900	3,457	1,362
Other	6,620	5,460	5,716	4,935	5,828	5,435	4,637
Total operating expenses	$106,144	$59,085	$58,887	$57,824	$58,265	$56,785	$51,020

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	Sept 30, 2016	Talmer Merger Aug 31, 2016	June 30, 2016	Organic Growth - Three Months Ended Sept 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	Organic Growth - Twelve Months Ended Sept 30, 2016

Composition of Loans
Commercial loan portfolio:
Commercial	$3,159,936	$1,180,130	$1,953,301	1.4%	$1,922,259	$1,905,879	$1,829,870	8.2%
Commercial real estate	3,773,017	1,633,178	2,157,733	(0.8)	2,143,051	2,112,162	2,227,364	(3.9)
Real estate construction	500,494	166,369	285,848	16.9	242,899	232,076	145,581	129.5
Subtotal - commercial loans	7,433,447	2,979,677	4,396,882	1.3	4,308,209	4,250,117	4,202,815	6.0
Consumer loan portfolio:
Residential mortgage	3,046,959	1,531,837	1,494,192	1.4	1,461,120	1,429,636	1,394,427	8.7
Consumer installment	1,335,707	158,838	1,048,622	12.2	897,078	877,457	899,751	30.8
Home equity	899,676	212,512	707,573	(2.9)	700,478	713,937	719,202	(4.5)
Subtotal - consumer loans	5,282,342	1,903,187	3,250,387	4.0	3,058,676	3,021,030	3,013,380	12.1
Total loans	$12,715,789	$4,882,864	$7,647,269	2.4%	$7,366,885	$7,271,147	$7,216,195	8.5%

	Sept 30, 2016	Talmer Aug 31, 2016 Merger	June 30, 2016	Organic Growth - Three Months Ended Sept 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	Organic Growth - Twelve Months Ended Sept 30, 2016

Composition of Deposits
Noninterest-bearing demand	$3,264,934	$1,280,179	$2,007,629	(1.1)%	$1,951,193	$1,934,583	$1,875,636	5.8%
Savings	1,650,276	549,428	1,107,558	(0.6)	1,080,940	1,026,269	1,004,987	9.5
Interest-bearing demand	3,316,635	894,748	1,819,865	33.1	2,005,053	1,870,197	2,029,556	19.3
Money market accounts	1,692,656	699,739	969,566	2.4	1,006,271	978,306	1,013,924	(2.1)
Brokered deposits	474,902	403,210	173,092	(58.6)	186,143	207,785	229,650	(68.8)
Other time deposits	2,873,459	1,510,844	1,386,936	(1.8)	1,420,516	1,439,627	1,461,458	(6.8)
Total deposits	$13,272,862	$5,338,148	$7,464,646	6.3%	$7,650,116	$7,456,767	$7,615,211	4.2%

	Sept 30, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Additional Data - Intangibles
Goodwill	$1,137,166	$286,867	$286,867	$287,393	$286,454	$285,512	$180,128
Core deposit intangibles (CDI)	35,618	24,429	25,542	26,654	27,890	28,353	20,072
Loan servicing rights	51,393	9,677	10,478	11,122	11,540	12,307	11,583
Noncompete agreements	82	164	246	328	434	541	—

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(In thousands)

	Sept 30, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$13,742	$14,577	$19,264	$28,554	$26,463	$17,260	$18,904
Commercial real estate	19,914	21,325	25,859	25,163	24,969	25,287	24,766
Real estate construction	80	496	546	521	544	502	953
Residential mortgage	5,119	5,343	5,062	5,557	6,248	6,004	6,514
Consumer installment	378	285	360	451	536	393	433
Home equity	2,064	1,971	2,328	1,979	1,876	1,769	1,870
Total nonaccrual loans	41,297	43,997	53,419	62,225	60,636	51,215	53,440
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	221	3	370	364	122	711	52
Commercial real estate	739	3	—	254	216	56	148
Real estate construction	1,439	—	—	—	—	—	—
Residential mortgage	375	407	423	402	572	424	172
Consumer installment	—	—	—	—	—	—	—
Home equity	628	1,071	679	1,267	558	588	429
Total accruing loans contractually past due 90 days or more as to interest or principal payments	3,402	1,484	1,472	2,287	1,468	1,779	801
Nonperforming troubled debt restructurings:
Commercial loan portfolio	15,261	14,240	15,351	16,297	15,559	14,547	15,810
Consumer loan portfolio	1,691	2,233	3,013	3,071	3,554	3,365	2,690
Total nonperforming troubled debt restructurings	16,952	16,473	18,364	19,368	19,113	17,912	18,500
Total nonperforming loans (1)	61,651	61,954	73,255	83,880	81,217	70,906	72,741
Other real estate and repossessed assets	20,730	8,440	9,248	9,935	11,207	14,197	14,744
Total nonperforming assets	$82,381	$70,394	$82,503	$93,815	$92,424	$85,103	$87,485

Nonperforming loans as a percent of total loans	0.48%	0.81%	0.99%	1.15%	1.13%	1.01%	1.28%
Nonperforming assets as a percent of:
Total loans plus other real estate and repossessed assets	0.65%	0.92%	1.12%	1.29%	1.28%	1.21%	1.53%
Total assets	0.47%	0.74%	0.89%	1.02%	1.00%	0.94%	1.16%

Performing troubled debt restructurings	$48,835	$49,378	$49,886	$47,810	$44,803	$45,808	$45,981
(1) Acquired loans that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest the Corporation expects to collect on these loans.

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	Nine Months Ended
								Sept 30, 2016	Sept 30, 2015

Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$71,506	$70,318	$73,328	$75,626	$74,941	$75,256	$75,183	$73,328	$75,183
Provision for loan losses	4,103	3,000	1,500	2,000	1,500	1,500	2,000	8,603	5,000
Net loan (charge-offs) recoveries:
Commercial	(150)	(1,153)	(3,115)	(2,207)	86	(36)	(424)	(4,418)	(374)
Commercial real estate	(154)	(187)	(440)	(624)	145	(581)	(415)	(781)	(851)
Real estate construction	(31)	—	(11)	—	(1)	(49)	(91)	(42)	(141)
Residential mortgage	(304)	8	(172)	(545)	(214)	(661)	(492)	(468)	(1,367)
Consumer installment	(1,137)	(486)	(602)	(770)	(782)	(590)	(649)	(2,225)	(2,021)
Home equity	(58)	6	(170)	(152)	(49)	102	144	(222)	197
Net loan charge-offs	(1,834)	(1,812)	(4,510)	(4,298)	(815)	(1,815)	(1,927)	(8,156)	(4,557)
Allowance for loan losses - end of period	73,775	71,506	70,318	73,328	75,626	74,941	75,256	73,775	75,626
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	—	—	—	500	—	500
Provision for loan losses	—	—	—	—	—	—	(500)	—	(500)
Allowance for loan losses - end of period	—	—	—	—	—	—	—	—	—
Total allowance for loan losses	$73,775	$71,506	$70,318	$73,328	$75,626	$74,941	$75,256	$73,775	$75,626

Summary of net loan charge-offs:
Loan charge-offs	$2,861	$3,620	$5,458	$5,439	$2,195	$2,724	$3,143	$11,939	$8,062
Loan recoveries	(1,027)	(1,808)	(948)	(1,141)	(1,380)	(909)	(1,216)	(3,783)	(3,505)
Net loan charge-offs (quarter only)	$1,834	$1,812	$4,510	$4,298	$815	$1,815	$1,927	$8,156	$4,557
Net loan charge-offs (year-to-date)	$8,156	$6,322	$4,510	$8,855	$4,557	$3,742	$1,927

Net loan charge-offs as a percent of average loans:
Quarter only (annualized)	0.08%	0.10%	0.25%	0.24%	0.05%	0.12%	0.14%
Year-to-date (annualized)	0.13%	0.17%	0.25%	0.13%	0.10%	0.13%	0.14%

	Sept 30, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Originated loans	$6,755,931	$6,378,934	$6,001,714	$5,807,934	$5,667,159	$5,351,010	$5,048,662
Acquired loans	5,959,858	1,268,335	1,365,171	1,463,213	1,549,036	1,683,733	654,212
Total loans	$12,715,789	$7,647,269	$7,366,885	$7,271,147	$7,216,195	$7,034,743	$5,702,874

Allowance for loan losses as a percent of:
Total originated loans	1.09%	1.12%	1.17%	1.26%	1.33%	1.40%	1.49%
Nonperforming loans	120%	115%	96%	87%	93%	106%	103%
Credit mark as a percent of unpaid principal balance on acquired loans	3.0%	4.1%	4.5%	4.4%	4.2%	3.9%	5.7%

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	Nine Months Ended
								Sept 30, 2016	Sept 30, 2015

Non-GAAP Operating Results
Net Income
Net income, as reported	$10,732	$25,707	$23,262	$25,504	$24,467	$19,024	$17,835	$59,701	$61,326
Transaction expenses, net of tax:
Transactions expenses	37,470	3,054	2,594	2,085	900	3,457	1,362	43,118	5,719
Income tax benefit (1)	(12,352)	(1,069)	(908)	(730)	(315)	(798)	(477)	(14,329)	(1,590)
Transaction expenses, net of tax	25,118	1,985	1,686	1,355	585	2,659	885	28,789	4,129
Net income, excluding transaction expenses	$35,850	$27,692	$24,948	$26,859	$25,052	$21,683	$18,720	$88,490	$65,455
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.21	$0.67	$0.60	$0.66	$0.64	$0.54	$0.54	$1.40	$1.72
Effect of transaction expenses, net of tax	0.51	0.05	0.05	0.04	0.01	0.07	0.03	0.69	0.12
Diluted earnings per share, excluding transaction expenses	$0.72	$0.72	$0.65	$0.70	$0.65	$0.61	$0.57	$2.09	$1.84
Return on Average Assets
Return on average assets, as reported	0.35%	1.11%	1.01%	1.10%	1.05%	0.94%	0.98%	0.78%	0.99%
Effect of transaction expenses, net of tax	0.81	0.08	0.08	0.06	0.03	0.13	0.05	0.37	0.06
Return on average assets, excluding transaction expenses	1.16%	1.19%	1.09%	1.16%	1.08%	1.07%	1.03%	1.15%	1.05%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	2.7%	10.0%	9.2%	10.1%	9.8%	8.6%	9.0%	6.6%	9.2%
Effect of transaction expenses, net of tax	6.4	0.8	0.7	0.6	0.3	1.2	0.5	3.2	0.5
Return on average shareholders' equity, excluding transaction expenses	9.1%	10.8%	9.9%	10.7%	10.1%	9.8%	9.5%	9.8%	9.7%
Efficiency Ratio
Net interest income	$96,809	$77,495	$74,330	$75,476	$73,617	$65,735	$59,180	$248,634	$198,532
Noninterest income	27,770	20,897	19,419	20,052	20,215	20,674	19,275	68,086	60,164
Total revenue - GAAP	124,579	98,392	93,749	95,528	93,832	86,409	78,455	316,720	258,696
Net interest income FTE adj	2,426	2,138	2,133	2,042	2,031	1,790	1,589	6,697	5,410
Gains from sale of investment securities gains and closed branch locations	(301)	(123)	(169)	(42)	(111)	(47)	(579)	(593)	(737)
Total revenue - Non-GAAP	$126,704	$100,407	$95,713	$97,528	$95,752	$88,152	$79,465	$322,824	$263,369
Operating expenses - GAAP	$106,144	$59,085	$58,887	$57,824	$58,265	$56,785	$51,020	$224,116	$166,070
Transaction expenses	(37,470)	(3,054)	(2,594)	(2,085)	(900)	(3,457)	(1,362)	(43,118)	(5,719)
Amortization of intangibles	(1,292)	(1,195)	(1,194)	(1,341)	(1,270)	(987)	(791)	(3,681)	(3,048)
Operating expenses - Non-GAAP	$67,382	$54,836	$55,099	$54,398	$56,095	$52,341	$48,867	$177,317	$157,303
Efficiency ratio - GAAP	85.2%	60.1%	62.8%	60.5%	62.1%	65.7%	65.0%	70.8%	64.2%
Efficiency ratio - adjusted	53.2%	54.6%	57.6%	55.8%	58.6%	59.4%	61.5%	54.9%	59.7%
(1) Assumes transaction expenses are deductible at an income tax rate of 35%, except for the impact of estimated nondeductible expenses incurred in periods when the Corporation completes merger and acquisition transactions.

Chemical Financial Corporation Announces 2016 Third Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	Sept 30, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Tangible Book Value
Shareholders' equity, as reported	$2,563,666	$1,050,299	$1,032,291	$1,015,974	$998,363	$980,791	$810,501
Goodwill, CDI and noncompete agreements, net of tax	(1,154,121)	(297,044)	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible shareholders' equity	$1,409,545	$753,255	$734,470	$716,851	$698,682	$681,682	$622,510
Common shares outstanding	70,497	38,267	38,248	38,168	38,131	38,110	32,847
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$36.37	$27.45	$26.99	$26.62	$26.18	$25.74	$24.68
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$19.99	$19.68	$19.20	$18.78	$18.32	$17.89	$18.95

Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$17,383,637	$9,514,172	$9,303,632	$9,188,797	$9,264,554	$9,020,725	$7,551,635
Goodwill, CDI and noncompete agreements, net of tax	(1,154,121)	(297,044)	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible assets	$16,229,516	$9,217,128	$9,005,811	$8,889,674	$8,964,873	$8,721,616	$7,363,644
Shareholders' equity to total assets	14.7%	11.0%	11.1%	11.1%	10.8%	10.9%	10.7%
Tangible shareholders' equity to tangible assets	8.7%	8.2%	8.2%	8.1%	7.8%	7.8%	8.5%